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                                                                   Exhibit 10.10
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                          SECURITIES PURCHASE AGREEMENT

                            DATED AS OF JULY 16, 2001

                                      AMONG

                               PLIANT CORPORATION

                                       AND

                           THE PURCHASERS NAMED HEREIN


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                                TABLE OF CONTENTS

Article I DEFINED TERMS; RULES OF CONSTRUCTION.................................1
   1.1   Defined Terms.........................................................1
   1.2   Rules of Construction.................................................7

Article II PURCHASE AND SALE OF SHARES; CLOSING................................7
   2.1   Charter Amendment.....................................................7
   2.2   Authorization of Issuance of Purchased Securities.....................7
   2.3   Sale of Purchased Securities..........................................8
   2.4   Closing...............................................................8
   2.5   Subsequent Closing....................................................8
   2.6   Allocation of Purchase Price..........................................8
   2.7   Closing Deliveries....................................................9
   2.8   Use of Proceeds.......................................................9

Article III REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY...................9
   3.1   Private Sale..........................................................9
   3.2   Organization Etc.....................................................10
   3.3   Capitalization.......................................................10
   3.4   Authorization, Etc...................................................11
   3.5   Execution; Enforceability............................................12
   3.6   No Conflict; Consents................................................12
   3.7   SEC Documents and Financial Reports, Etc.............................12
   3.8   Litigation...........................................................13
   3.9   Adverse Actions......................................................13
   3.10  No Violation of Charters, Etc........................................14
   3.11  Permits..............................................................14
   3.12  Taxes................................................................14
   3.13  Investment Company; Holding Company..................................14
   3.14  Accounting Controls..................................................15
   3.15  Insurance............................................................15
   3.16  Intellectual Property................................................15
   3.17  Title to Assets Etc..................................................15
   3.18  Labor Matters........................................................15
   3.19  ERISA Matters........................................................16
   3.20  Environmental Matters................................................16
   3.21  Illegal Payments.....................................................16
   3.22  Solvency.............................................................17
   3.23  Brokers..............................................................17
   3.24  Absence of Changes...................................................17

Article IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...................18
   4.1  Authorization of the Documents........................................18
   4.2  Investment Representations............................................18

Article V CONDITIONS TO CLOSING...............................................19

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   5.1  Conditions to Purchasers' Obligations.................................19
   5.2  Conditions to the Company's Obligations...............................20

Article VI TRANSFER OF SECURITIES.............................................20
   6.1  Restriction on Transfer...............................................20
   6.2  Restrictive Legends...................................................21
   6.3  Notice of Transfer....................................................22
   6.4  Transfer Pursuant to Rule 144.........................................23
   6.5  Minimum Transfer......................................................24

Article VII COVENANTS OF THE COMPANY..........................................24
   7.1  Transactions with Affiliates..........................................24
   7.2  Information Rights....................................................26
   7.3  Books; Inspection Rights..............................................27
   7.4  Merger and Consolidation..............................................27
   7.5  Payments for Consents.................................................28
   7.6  Amendment of Charter..................................................28

Article VIII MISCELLANEOUS....................................................29
   8.1  Expenses, Etc.........................................................29
   8.2  Further Assurances....................................................30
   8.3  Specific Performance; Remedies........................................30
   8.4  Successors and Assigns................................................30
   8.5  Entire Agreement......................................................30
   8.6  Notices...............................................................31
   8.7  Amendments, Modifications and Waivers.................................32
   8.8  Governing Law.........................................................32
   8.9  No Third Party Reliance...............................................32
   8.10 Submission to Jurisdiction............................................33
   8.11 Severability..........................................................33
   8.12 Independence of Agreements, Covenants, Representations and Warranties.33
   8.13 Survival of Representation, Warranties, Etc...........................34
   8.14 Counterparts; Facsimile Signatures....................................34

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                             SCHEDULES AND EXHIBITS

SCHEDULES

Schedule I                Initial Purchasers and Purchase Price
Schedule II               Additional Purchasers and Purchase Price
Schedule 3.3(a)(i)        Capitalization
Schedule 3.3(a)(ii)       Holders of Series A Preferred Stock
Schedule 3.24             Absence of Changes


EXHIBITS

Exhibit A                 Form of Amendment No. 1 to Stockholders' Agreement
Exhibit B                 Form of Amendment No. 1 to Warrant Agreement


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                                             SECURITIES PURCHASE AGREEMENT dated
                                    as of July 16, 2001, among PLIANT
                                    CORPORATION, a Utah corporation (the
                                    "Company"), the Purchasers listed on
                                    Schedule I hereto (collectively, the
                                    "Initial Purchasers"), and the Additional
                                    Purchasers (as defined herein) listed on
                                    Schedule II hereto from time to time.



            WHEREAS, the Company is in the business of manufacturing and distributing value-added films and flexible packaging for food, personal care, medical, agricultural and industrial applications (the "Business").

            WHEREAS, the Company has previously raised preferred equity financing pursuant to the terms of the Securities Purchase Agreement dated as of May 31, 2000 (the "Original Purchase Agreement"), among the Company and the Original Purchasers (as defined herein).

            WHEREAS, the Company desires to raise up to an additional $34,000,000 in preferred equity financing, and the Purchasers, severally and not jointly, desire to purchase from the Company an aggregate of (i) up to 34,000 shares of Series A Preferred Stock (as defined herein) and (ii) warrants to purchase up to 34,511 shares of Common Stock (as defined herein), in each case on the terms and subject to the conditions provided herein;

            NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      DEFINED TERMS; RULES OF CONSTRUCTION

1.1   DEFINED TERMS.

      Capitalized terms used and not otherwise defined in this Agreement have the meanings given to them below or in the other locations of this Agreement specified below (or, if not defined herein, have the meanings ascribed to them in the Charter (as defined below)):

            "2000 Stock Incentive Plan" means the 2000 Stock Incentive Plan adopted by the Board and the holders of the voting stock of the Company as of May 31, 2001, as the same may be amended, modified, supplemented or restated from time to time.

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            "Additional Purchasers" has the meaning given to such term in
Section 2.5(a) and any Person succeeding to the rights of an Additional Purchaser pursuant to the terms hereof.

            "Affiliate" of any specified Person means (a) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person and (b) for purposes of Section 7.1 only, any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to clause (a). For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Affiliate Transaction" shall have the meaning given to such term in
Section 7.1(a).

            "Agreement" shall have the meaning given to such term in Section
1.2.

            "Amendment No. 1 to Stockholders' Agreement" means
Amendment No. 1 and Waiver to the Stockholders' Agreement in the form of Exhibit A attached hereto.

            "Amendment No. 1 to the Warrant Agreement" means Amendment No. 1 to the Warrant Agreement in the form of Exhibit B attached hereto.

            "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

            "Business" has the meaning given to it in the recitals to this Agreement.

            "Business Day" means any day that is not (a) Pioneer Day in the State of Utah; (b) a Saturday, Sunday, or legal holiday or (c) a day on which banks are not required to be open in New York, New York.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

            "Charter" means the Third Amended and Restated Articles of Incorporation of the Company, as the same may from time to time be amended, modified, supplemented or restated.

            "Charter Amendment" has the meaning given to it in Section 2.1.

            "Closing" has the meaning given to it in Section 2.4.

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            "Closing Date" has the meaning given to it in Section 2.4.

            "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

            "Common Stock" means the Company's common stock, no par value.

            "Company" has the meaning given to it in the caption to this Agreement.

            "Credit Agreement" shall mean the Credit Agreement dated as of May 31, 2000 among the Company, ASPEN Industrial, S.A. de C.V., the Lenders party thereto, Bankers Trust Company, as Administrative Agent and Collateral Agent, The Chase Manhattan Bank, as Syndication Agent and The Bank of Nova Scotia, as Documentation Agent, as the same has been amended on September 30, 2000 and on or about the date hereof and as the same may otherwise be amended, modified, supplemented or restated from time to time.

            "Documents" means the Charter, this Agreement, Amendment No. 1 to the Warrant Agreement, the Warrants, the Stockholders' Agreement, the Registration Rights Agreement and Amendment No. 1 to the Stockholders' Agreement.

            "ERISA" has the meaning given to such term in Section 3.19.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

            "Existing Management Stockholders" means each of Richard P. Durham, Jack E. Knott and Brian E. Johnson.

            "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company as of the date hereof are the Charter and the by-laws of the Company.

            "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

            "Indebtedness" has the meaning given to such terms in the New Notes Indenture.

            "Indemnitee" has the meaning given to such term in Section 8.1(b).

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            "Initial Purchaser" has the meaning given to it in the caption to this Agreement and any Person succeeding to the rights of an Initial Purchaser pursuant to the terms hereof.

            "JPMP" means J.P. Morgan Partners, LLC.

            "Lien" means any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Material Adverse Effect" has the meaning given to such term in
Section 3.2.

            "New Notes" means the Company's 13% Senior Subordinated Notes due 2010 issued on May 31, 2000 pursuant to the New Notes Purchase Agreement.

            "New Notes Indenture" means the Indenture dated as of May 31, 2000, among the Company, as Issuer, the Guarantors party thereto and The Bank of New York, as Trustee.

            "New Notes Purchase Agreement" means the Purchase Agreement dated as of May 25, 2000, among the Company and the purchasers signatory thereto relating to the New Notes and the Note Warrants.

            "Note Warrants" means the warrants to purchase shares of Common Stock issued in connection with the New Notes Purchase Agreement.

            "Original Purchase Agreement" has the meaning given to such term in the recitals to this Agreement.

            "Original Purchaser" means each of SIF, New York Life Capital Partners, L.P., The Northwestern Mutual Life Insurance Company and First Union Capital Partners, LLC.

            "Permitted Holders" means each of (a) JPMP and its Affiliates, (b) SIF and its Affiliates, (c) The Christena Karen H. Durham Trust, (d) the Existing Management Stockholders and their Related Parties and (e) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

            "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

            "Purchased Securities" has the meaning given to such term in Section 2.2.

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            "Purchaser" means each of the Initial Purchasers and the Additional
Purchasers.

            "Preferred Shares" means the shares of Series A Preferred Stock being purchased pursuant to this Agreement.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of May 31, 2000 among the Company, the Original Purchasers and the other stockholders and other securityholders of the Company party thereto, as the same has been amended on June 13, 2000 and may otherwise be amended, modified, supplemented or restated from time to time.

            "Related Parties" means with respect to a Person (a) that is a natural person (i) any spouse, parent or lineal descendant (including adopted children) of such Person or (ii) the estate of such Person during any period in which such estate holds Capital Stock of the Company for the benefit of any person referred to in clause (a)(i) and (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (a).

            "Requisite Holders" means, as of any date of determination, those Persons holding Series A Preferred Stock representing at least sixty-five percent (65%) of the Series A Preferred Stock then issued and then outstanding.

            "Restricted Securities" means the Purchased Securities, any securities issued with respect to the Purchased Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, to the extent such Securities have not been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

            "Restricted Subsidiary" shall have the meaning given to such term in the New Notes Indenture.

            "SEC Documents" has the meaning given to such term in Section 3.7.

            "Security" has the meaning given to the term "security" in Section 2(1) of the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

            "Series A Preferred Stock" means the Company's Series A Cumulative Exchangeable Redeemable Preferred Stock, no par value.

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            "SIF" means Southwest Industrial Films, LLC f/k/a Chase Domestic
Investments, L.L.C., a Delaware limited liability company.

            "Significant Holder" means a Person holding 1,000 or more shares of Series A Preferred Stock.

            "Stockholders' Agreement" means the Stockholders' Agreement dated as of May 31, 2000 among the Company and the stockholders and other securityholders of the Company party thereto, as the same has been amended by Amendment No. 1 to the Stockholders' Agreement and as the same may otherwise be amended, modified, supplemented or restated from time to time.

            "Subsequent Closing" has the meaning given to such term in Section 2.5.

            "Subsidiary" or "subsidiary" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person. Unless the context otherwise requires, the term "Subsidiary" means a Subsidiary of the Company.

            "Successor Company" has the meaning given to such term in Section
7.4.

            "Trustee" has the meaning given to it in the New Notes Indenture.

            "Uniplast Agreement" means the Stock Purchase Agreement dated as of June 15, 2001, among the Company, Uniplast Holdings Inc., Perry Acquisition Partners-2, L.P., and the other Persons signatory thereto, as the same may be amended, modified, supplemented or restated from time to time.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Warrant Agreement" means the Warrant Agreement dated as of May 31, 2000, among the Company and the Original Purchasers, as amended by Amendment No. 1 to the Warrant Agreement.

            "Warrants" means the warrants to purchase shares of Common Stock issued pursuant to the Warrant Agreement.

            "Warrant Shares" has the meaning given to such term in the Warrant Agreement.

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1.2   RULES OF CONSTRUCTION.

      The term this "Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   ARTICLE II

                      PURCHASE AND SALE OF SHARES; CLOSING

2.1   CHARTER AMENDMENT.

      Prior to the Closing, the Company has filed with the Utah Department of Commerce, Division of Corporations and Commercial Code an amendment to the Charter (the "Charter Amendment") increasing the authorized number of Series A Preferred Stock to 130,000 shares. On or prior to the Subsequent Closing, the Company will cause the Charter to be further amended to increase such authorized number to not less than 132,000 shares and not more than 134,000 shares.

2.2   AUTHORIZATION OF ISSUANCE OF PURCHASED SECURITIES.

      The Company has authorized the issuance at the Closing of (a) an aggregate of 29,000 shares of Series A Preferred Stock and (b) Warrants to purchase an aggregate of 29,436 shares of Common Stock (collectively, the "Purchased Securities").

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2.3   SALE OF PURCHASED SECURITIES.

      At the Closing, subject to the satisfaction or waiver of the conditions set forth in Article V, the Company shall issue and sell to each Initial Purchaser, and each Initial Purchaser shall severally purchase from the Company, the number of Purchased Securities set forth opposite its name on Schedule I for the aggregate purchase price set forth opposite its name on such Schedule I.

2.4   CLOSING.

      The closing (the "Closing") hereunder with respect to the issuance and sale of the Purchased Securities being purchased by each Initial Purchaser and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Section 5.1, take place at the offices of O'Sullivan LLP at 30 Rockefeller Plaza, New York, New York 10112, on July 16, 2001, or at such other time, date or place as agreed to by the parties (the "Closing Date").

2.5   SUBSEQUENT CLOSING.

            (a) At any time prior to September 16, 2001, the Company may issue additional Purchased Securities to those Persons who are signatories to the Stockholders' Agreement as of the date hereof or are other management employees of the Company or any of its Subsidiaries, and have not otherwise purchased any of the Purchased Securities pursuant to the terms of this Agreement (such Persons hereinafter referred to as the "Additional Purchasers").

            (b) In the event of such issuance and sale, each of the Additional Purchasers shall execute a counterpart to this Agreement and thereafter be deemed to be a Purchaser hereunder. The closing of the issuance and sale of the Purchased Securities being purchased by each Additional Purchaser and the consummation of the related transactions contemplated thereby is hereinafter referred to as the "Subsequent Closing." At the Subsequent Closing, if any, each Additional Purchaser shall severally purchase from the Company, the number of Purchased Securities set forth opposite its name on Schedule II for the aggregate purchase price set forth opposite its name on such Schedule II.

            (c) The aggregate number of Purchased Securities to be issued at the Subsequent Closing may not exceed 5,000 shares of Series A Preferred Stock and warrants to purchase 5,075 shares of Common Stock.

2.6   ALLOCATION OF PURCHASE PRICE.

      The Purchasers and the Company hereby acknowledge and agree that the Preferred Shares are part of an "investment unit" under principles of Section 1273(c)(2) of the Code, which includes the Warrants. Notwithstanding anything to the contrary contained herein, the Purchasers and the Company hereby further acknowledge and agree that for United States federal income tax purposes the "issue price" of each Preferred Share and the Warrants under principles of
Section 1273(b) of the Code (and for purposes

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of comparable state and local income tax laws) shall equal the respective purchase prices set forth on Schedule I or Schedule II, as applicable, opposite such Purchaser's name and that the amount of securities purchased by such Purchaser shall be as set forth on Schedule I or Schedule II, as applicable, opposite such Purchaser's name. The Purchasers and the Company agree to use the foregoing issue prices for all income tax purposes with respect to this transaction.

2.7   CLOSING DELIVERIES.

      At the Closing or, with respect to each Additional Purchaser, at the Subsequent Closing, the Company shall deliver to each Purchaser (a) one or more stock certificates, registered in such Purchaser's name, representing the Preferred Shares set forth opposite each such Purchaser's name on Schedule I or
Schedule II, as applicable, and (b) one or more warrant certificates, registered in such Purchaser's name, representing the Warrants set forth opposite each such Purchaser's name on Schedule I or Schedule II, as applicable, against receipt by the Company of a wire transfer of immediately available funds to an account or accounts designated by the Company, of an aggregate amount equal to the purchase price for the Purchased Securities being purchased by such Purchaser at the Closing or Subsequent Closing, as applicable.

2.8   USE OF PROCEEDS.

      The proceeds received by the Company from the sale of the Purchased Securities shall be used by the Company to fund the acquisition of Uniplast Holdings Inc. in accordance with the terms of the Uniplast Agreement and for other general corporate purposes. The proceeds received by the Company from the sale of the Purchased Securities to the Additional Purchasers at the Subsequent Closing shall be used to repay amounts borrowed by the Company under the Credit Agreement to fund the acquisition of Uniplast Holdings Inc.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY

            The Company represents and warrants to, and agrees with, the Purchasers on and as of the date hereof and the Closing Date that:

3.1   PRIVATE SALE.

      Assuming (a) that the Purchased Securities are issued, sold and delivered under the circumstances contemplated by this Agreement and (b) the accuracy of the representations and warranties of the Purchasers contained in Article IV and their compliance with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Purchased Securities to the Purchasers to register such Securities under the Securities Act.

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3.2   ORGANIZATION ETC.

      The Company and each of its subsidiaries have been duly incorporated or formed and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

3.3   CAPITALIZATION.

            (a) The authorized capital stock of the Company immediately prior to the Closing consists of:

                  (i) 10,000,000 duly authorized shares of Common Stock, of which (i) 563,921 shares are duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attached to the ownership thereof, all of which are held of record by the Persons and in the amounts set forth on Schedule 3.3(a)(i), (ii) no shares are held by the Company as treasury shares, (iii) 8,902 shares are duly and validly reserved for issuance pursuant to outstanding options issued to Jack E. Knott pursuant to the Company's 1998 Stock Option Plan, (iv) 24,357 shares are duly and validly reserved for issuance pursuant to outstanding options or as restricted shares issued to employees of the Company pursuant to the Company's 2000 Stock Incentive Plan, (v) 77,753 shares are duly and validly reserved for issuance pursuant to the Warrants and (vi) 18,532 shares are duly and validly reserved for issuance pursuant to the Note Warrants.

                  (ii) 200,000 duly authorized shares of preferred stock, 130,000 of which are designated Series A Preferred Stock and 100,000 of which are duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attached to the ownership thereof, all of which are held of record by the Persons and in the amounts set forth on Schedule 3.3(a)(ii), free and clear of all Liens, other than Liens held by Persons claiming by, through or under the Persons set forth on Schedule 3.3(a)(ii), Liens imposed by the Documents and restrictions under federal or state securities laws.

            In connection with the Closing and the Subsequent Closing, the Company will issue up to 34,000 shares of Series A Preferred Stock and Warrants to purchase up to 34,511 shares of Common Stock pursuant to this Agreement. In connection with the issuance of shares of Series A Preferred Stock at the Subsequent Closing, the Company will cause the number of authorized shares of Series A Preferred Stock to be increased as

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provided in Section 2.1. The Company will issue up to 34,682 shares of Common
Stock pursuant to the Uniplast Agreement.

            (b) All Warrant Shares, if and when issued in accordance with the Warrants, will be duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attached to the ownership thereof.

            (c) Other than the Warrants, the Note Warrants, the 8,902 options issued to Jack E. Knott pursuant to the Company's 1998 Stock Option Plan and 24,357 options and restricted shares issued to employees of the Company pursuant to the Company's 2000 Stock Incentive Plan, there are no outstanding warrants, options, agreements, convertible securities and other commitments pursuant to which the Company is or may become obligated to issue, sell or otherwise transfer any equity Securities of the Company.

            (d) Except as contemplated by the Stockholders' Agreement, there are no preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire shares of capital stock or other equity Securities of the Company pursuant to any applicable law, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound.

            (e) Except as contemplated by the Documents and the Fundamental Documents of the Company, there is no Lien (including any right of first refusal, right of first offer, proxy, voting trust or voting agreement) with respect to the sale or voting of any equity Securities of the Company (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding Securities).

            (f) Other than as required by the Charter or the Stockholders' Agreement, there are no obligations to redeem, repurchase or otherwise acquire shares of capital stock or other equity Securities of the Company pursuant to any applicable law, any Fundamental Documents of the Company or any agreement to which the Company is a party or may be bound.

            (g) Except as contemplated by the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock or any other equity Securities of the Company.

3.4   AUTHORIZATION, ETC.

      The Company and each of its subsidiaries has full right, power and authority to execute and deliver this Agreement and the other Documents to which it is a party and to perform their respective obligations hereunder and thereunder; and all requisite action required to be taken for the due and proper authorization, execution and delivery of each of the Documents to which the Company or any of its subsidiaries is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

3.5   EXECUTION; ENFORCEABILITY.

      This Agreement and each of the other Documents has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

3.6   NO CONFLICT; CONSENTS.

      The execution, delivery and performance by the Company and each of its subsidiaries of each of the Documents to which such entity is a party and the consummation of the transactions contemplated by the Documents will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflict, breach or violation which would not, singularly or in the aggregate, have a Material Adverse Effect, (b) result in any violation of the provisions of the charter or the by-laws of the Company or any of its subsidiaries or (c) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (assuming compliance by the Purchasers with their representations, warranties and agreements set forth in Article IV hereof, except for such conflict, breach or violation which would not, singularly or in the aggregate, have a Material Adverse Effect); and (d) (assuming compliance by the Purchasers with their representations, warranties and agreements set forth in Article IV hereof) no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company and each of its subsidiaries of each of the Documents to which each is a party and the consummation of the transactions contemplated by the Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made on or prior to the Closing Date, and (ii) as may be required under state or foreign securities and blue sky laws and the rules and regulations of the National Association of Securities Dealers, Inc.

3.7   SEC DOCUMENTS AND FINANCIAL REPORTS, ETC.

      The Company has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since May 31, 2000 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "SEC Documents"). The SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements, on the dates of effectiveness) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the SEC Documents at the time filed (and, in the case of registration statements, on the dates of effectiveness) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the combined financial position of the Company, as of the dates thereof and the combined results of operations and cash flows for the periods then ended.

3.8   LITIGATION.

      There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, (a) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or
(b) question the validity or enforceability of any of the Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of the Company and each of its subsidiaries, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

3.9   ADVERSE ACTIONS.

      To the best knowledge of the Company and each of its subsidiaries, (a) no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Purchased Securities or suspends the sale of the Purchased Securities in any jurisdiction; and (b) no injunction, restraining order or order of any nature by any federal, state or foreign court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Purchased Securities in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company and each of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Purchased Securities or in any manner draw into question the validity or enforceability of any of the Documents or any action taken or to be taken pursuant thereto.

3.10  NO VIOLATION OF CHARTERS, ETC.

      Neither the Company nor any of its subsidiaries, is (a) in violation of its charter or by-laws (or similar organizational document), (b) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (c) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of clauses (b) and (c) for any such default or violation which would not, singularly or in the aggregate, have a Material Adverse Effect.

3.11  PERMITS.

      The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

3.12  TAXES.

      The Company and each of its subsidiaries has timely filed or caused to be filed all federal, state, local and foreign income and franchise tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) any taxes that are being contested in good faith by appropriate proceedings and for which the Company or such subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

3.13  INVESTMENT COMPANY; HOLDING COMPANY.

      Neither the Company nor any of its subsidiaries is (a) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder or (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3.14  ACCOUNTING CONTROLS.

      The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15  INSURANCE.

      The Company and each of its subsidiaries maintains insurance covering their respective properties, operations, personnel and businesses against loss or damage of the kinds customarily insured against by entities engaged in the same or similar businesses as the Company and its subsidiaries, and such insurance is of such type and in such amounts in accordance with customary industry practice.

3.16  INTELLECTUAL PROPERTY.

      The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others, except for such conflicts which would not, singularly or in the aggregate, have a Material Adverse Effect.

3.17  TITLE TO ASSETS ETC.

      The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all Liens, claims and defects and imperfections of title except (a) for Liens permitted under the Credit Agreement and (b) such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

3.18  LABOR MATTERS.

      No labor disturbance by or dispute with the employees generally of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and its subsidiaries, is contemplated or threatened.

3.19  ERISA MATTERS.

      No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its subsidiaries have not incurred and do not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

3.20  ENVIRONMENTAL MATTERS.

      There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

3.21  ILLEGAL PAYMENTS.

      Neither the Company nor, to the best knowledge of the Company and each of its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.22  SOLVENCY.

      On and immediately after the Closing Date, the Company will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (a) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (b) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (c) the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (d) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

3.23  BROKERS.

      Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Preferred Shares and the Warrants.

3.24  ABSENCE OF CHANGES.

      Since December 31, 2000, except as set forth on Schedule 3.24, (a) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, (b) none of the Company or any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (c) none of the Company or any of its subsidiaries has entered into any material transaction other than in the ordinary course of business and (d) there has not been any material change in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser represents and warrants severally, and not jointly as to any other Purchaser, as follows:

4.1   AUTHORIZATION OF THE DOCUMENTS.

      Such Purchaser has all requisite power and authority to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Documents to which it is a party have been duly authorized by all requisite action by such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and this Agreement constitutes and, when executed and delivered by such Purchaser (assuming the due authorization, execution and delivery by the other parties thereto), each other Document to which such Purchaser is a party will constitute, a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

4.2   INVESTMENT REPRESENTATIONS.

      Solely for establishing that the sale or issuance of the Purchased Securities to such Purchaser is exempt from the registration requirements of the Securities Act and comparable provisions of state blue-sky laws and not in any way to mitigate the responsibility or liability of the Company for any breach of the representations and warranties made by it in this Agreement, on which such Purchaser is relying in full in connection with its decision to invest in the
Company:

            (a) Such Purchaser is acquiring the Purchased Securities for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws;

            (b) Such Purchaser (i) understands that (A) the Purchased Securities have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (B) the Purchased Securities and the Warrant Shares must be held by such Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration and (ii) has had the opportunity to ask questions of, and receive answers from, the Company and its management relating to the business and financial condition of the Business;

            (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales of Purchased Securities and Warrant Shares in limited amounts;

            (d) Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement; and

            (e) Such Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. Such Purchaser's representations in this subsection shall in no way limit the enforceability of any representations made by the Company in any of the Documents to which it is a party.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

5.1   CONDITIONS TO PURCHASERS' OBLIGATIONS.

      The obligation of each Initial Purchaser to purchase and pay for the Purchased Securities to be purchased hereunder at the Closing, or with respect to each Additional Purchaser, at the Subsequent Closing, is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser):

            (a) The Company shall have filed the Charter Amendment with and such filing shall have been accepted by the Utah Department of Commerce, Division of Corporations and Commercial Code and the Purchasers shall have received reasonably satisfactory evidence of such filing;

            (b) The Company shall have duly issued and delivered to each Purchaser one or more stock certificates for the Preferred Shares, and one or more warrant certificates for the Warrants, purchased by such Purchaser hereunder;

            (c) The Company shall have performed its obligations under, and shall have complied with, all the covenants and agreements set forth in this Agreement and the other Documents and all representations and warranties contained in Article III shall be true and correct as of the date hereof and at and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, and each Purchaser shall have received a certificate to that effect signed by an officer of the Company;

            (d) Each Purchaser shall have received an opinion from Stoel Rives LLP (counsel to the Company) in a form reasonably acceptable to the Purchasers;

            (e) Each Purchaser shall have received an opinion from O'Sullivan LLP, in a form reasonably acceptable to the Purchasers;

            (f) Each Purchaser shall have received a certificate from the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, certifying (i) that true and complete copies of the Fundamental Documents of the Company as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each Person executing this Agreement and the other Documents on behalf of the Company and (iii) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Company authorizing the execution, delivery and performance of this Agreement and the other Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby; and

            (g) Each of the conditions of the Company under the Uniplast Agreement shall have been satisfied and the Purchasers shall be satisfied that the closing under the Uniplast Agreement will take place concurrently with the Closing, or, with respect to the Subsequent Closing, has already occurred.

            (h) Each of the Documents shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of each Purchaser.

            (i) The issuance and sale of the Purchased Securities to the Initial Purchasers shall have been consummated simultaneously with the Closing or, with respect to the Additional Purchasers, simultaneously with the Subsequent Closing.

5.2   CONDITIONS TO THE COMPANY'S OBLIGATIONS.

      The obligation of the Company to issue the Purchased Securities at the Closing, or, with respect to the Additional Purchasers, at the Subsequent Closing is subject to the satisfaction of the following conditions precedent (unless waived by the Company):

            (a) Each Purchaser shall have delivered to the Company by wire transfer, of immediately available funds to an account or accounts designated by the Company, an aggregate amount equal to the purchase price for the Purchased Securities being purchased by such Purchaser; and

            (b) The Company shall be satisfied that the closing under the Uniplast Agreement shall take place concurrently with the Closing or, with respect to the Subsequent Closing, has already occurred.

                                   ARTICLE VI

                             TRANSFER OF SECURITIES

6.1   RESTRICTION ON TRANSFER.

      The Restricted Securities shall not be transferable except upon the conditions specified in this Article VI, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof.

6.2   RESTRICTIVE LEGENDS.

            (a) Each certificate evidencing shares of Series A Preferred Stock which are Restricted Securities and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 6.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

         ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 16, 2001, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO. THE TERMS OF SUCH SECURITIES PURCHASE AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF THE SECURITIES PURCHASE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER HEREOF TO THE HOLDER OF RECORD OF THIS CERTIFICATE UPON WRITTEN REQUEST.

         THE CORPORATION IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF SHARES. IN ACCORDANCE WITH SECTION 16-10a-625 OF THE UTAH REVISED BUSINESS CORPORATION ACT, UPON WRITTEN REQUEST BY THE SHAREHOLDER, THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A SUMMARY OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS APPLICABLE TO EACH CLASS OF SHARES."

            (b) Each certificate evidencing Warrants which are Restricted Securities and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 6.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE

         NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

         ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 16, 2001 AND A STOCKHOLDERS' AGREEMENT DATED AS OF MAY 31, 2000, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AS AMENDED, MODIFIED OR OTHERWISE RESTATED FROM TIME TO TIME. THE TERMS OF SUCH SECURITIES PURCHASE AGREEMENT AND STOCKHOLDERS' AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF THE SECURITIES PURCHASE AGREEMENT AND STOCKHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER HEREOF TO THE HOLDER OF RECORD OF THIS CERTIFICATE UPON WRITTEN REQUEST.

         THE CORPORATION IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF SHARES. IN ACCORDANCE WITH SECTION 16-10a-625 OF THE UTAH REVISED BUSINESS CORPORATION ACT, UPON WRITTEN REQUEST BY THE SHAREHOLDER, THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A SUMMARY OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS APPLICABLE TO EACH CLASS OF SHARES."

6.3   NOTICE OF TRANSFER.

            (a) The holder of any Restricted Securities, by acceptance thereof agrees, prior to any transfer of any Restricted Securities, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 6.3. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied, if reasonably requested by the Company, by the written opinion, addressed to the Company, of counsel for the holder of Restricted Securities, as to whether in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company and which counsel may be the in-house counsel of such holder) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act; provided, however, that (i) in the case of a holder of Restricted Securities which is a partnership or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Restricted Securities to a partner or member of such holder of Restricted Securities, or a retired partner or member of such holder who retires after the date hereof, or the estate of any such partner or member or retired partner or member, if in each case the transferee agrees in writing to be subject to the terms of this Article VI to the same extent as if such transferee were originally a signatory to this Agreement, (ii) in the case of a holder of Restricted Securities which is a corporation or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Restricted Securities to an Affiliate, officer, director, member or manager of such entity if in each case the transferee agrees in writing to be subject to the terms of this Article VI to the same extent as if such transferee were originally a signatory to this Agreement and (iii) no such opinion shall be required in connection with a transfer pursuant to Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto), provided, that the Company, shall be provided with customary written representations relating to such transaction.

            (b) If in the opinion of such counsel (if such opinion is required hereunder) the proposed transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Company.

            (c) Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section 6.2 hereof unless (i) in the opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto).

6.4   TRANSFER PURSUANT TO RULE 144.

      The Company agrees to make publicly available the current information with respect to the Company that is required by Rule 144(c) under the Securities Act and otherwise to take any other action or to execute any certificates necessary to permit a transfer by any holder of Restricted Securities to qualify for the exemption set forth in Rule 144. Without limiting the foregoing, if such information is not publicly available, then, upon a holder's request, the Company will provide such information to such holder or any prospective purchaser designated by such holder.

6.5   MINIMUM TRANSFER

      If the provisions of this Article VI have been complied with, any Purchaser may transfer Series A Preferred Stock subject to a minimum transfer amount of 4,000 shares (subject to adjustment for splits, reverse splits and other like events) until such time as the Purchaser holds less than 4,000 shares, in which case the Purchaser shall not transfer less than all the shares it holds. Notwithstanding the foregoing, any Purchaser may transfer fewer than 4,000 shares (subject to adjustment for splits, reverse splits and other like events) to a transferee that is an investment fund under common control, or having a common investment manager or advisor, with the transferor (a "Related Fund"), provided that in determining the number of shares constituting all the shares held by any Purchaser for purposes of the immediately preceding sentence, such determination shall be made on an aggregate basis including all shares held by the Purchaser and all its Related Funds.

                                  ARTICLE VII

                            COVENANTS OF THE COMPANY

7.1   TRANSACTIONS WITH AFFILIATES.

            (a) The Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms:

                  (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

                  (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of five million dollars ($5,000,000), (A) are set forth in writing, and (B) except as provided in clause (a)(iii) below, have been approved by a majority of the members of the Board having no personal stake in such Affiliate Transaction (if any such members exist), and

                  (iii) that, in the event (A) such Affiliate Transaction involves an amount in excess of ten million dollars ($10,000,000) or (B) if there are no members of the Board having no personal stake in such Affiliate Transaction and such Affiliate Transaction involves an aggregate amount in excess of five million dollars ($5,000,000), have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

            (b) The provisions of the foregoing paragraph (a) will not prohibit:

                  (i) any payment or distribution permitted to be paid pursuant to Section 3.3(b)(i) of the Charter,

                  (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, options to purchase Capital Stock of the Company and equity ownership, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans approved by the Board,

                  (iii) the grant of options (and the exercise thereof) to purchase Capital Stock of the Company or similar rights to employees and directors of the Company pursuant to plans approved by the Board;

                  (iv) loans or advances to officers, directors or employees in the ordinary course of business, but in any event not to exceed two million dollars ($2,000,000) in the aggregate outstanding at any one time,

                  (v) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with the officers, directors or employees of the Company and its Restricted Subsidiaries,

                  (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

                  (vii) the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than JPMP and Persons controlled by JPMP) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries performed after the Closing Date, provided that the terms are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate (as determined in good faith by a majority of the members of the Board who do not have a material direct or indirect financial interest in or with respect to the transaction being considered),

                  (viii) sales of Capital Stock to Permitted Holders approved by a majority of the members of the Board who do not have a material direct or indirect financial interest in or with respect to the transaction being considered, or

                  (ix) the existence or performance by the Company or any Restricted Subsidiary under any agreement as in effect as of the Closing Date or replacement agreement therefor or any transaction contemplated thereby (including pursuant to any amendment thereto or replacement agreement therefor) so long as such amendment or replacement is not more disadvantageous to the Purchasers in any material respect than the original agreement as in effect on the Closing Date.

7.2   INFORMATION RIGHTS.

      The Company will furnish to each Significant Holder:

            (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit other than as to Unrestricted Subsidiaries (as defined in the Credit Agreement)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its financial officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a financial officer of the Company (i) certifying as to whether an Event of Non-Compliance (as defined in the Charter) has occurred, or a default or event of default has occurred under the New Notes Indenture or the Credit Agreement and, if an Event of Non-Compliance or a default or event of default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof has occurred since December 31, 2000 that has not been otherwise disclosed in a prior certificate and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) at least 30 days prior to the commencement of each fiscal year of the Borrower, a consolidated budget for such fiscal year (in the form provided to the Lenders (as defined in the Credit Agreement), including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Commission or with any national securities exchange, as the case may be;

            (f) promptly following the commencement thereof, notice and description in reasonable detail of any litigation or proceeding to which the Company or any of its Subsidiaries is a party, except for any litigation or proceeding which could not reasonably be expected to result in a Material Adverse Effect;

            (g) promptly following the occurrence thereof, notice and a description in reasonable detail of any Material Adverse Effect;

            (h) as promptly as practicable (but in any event no earlier than required under the Credit Agreement or New Notes Indenture, as the case may be), notice of any Default (as defined in the Credit Agreement) under the Credit Agreement or an Event of Default (as defined in the New Notes Indenture) under the New Notes Indenture; and

            (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Document, as or any Significant Holder may reasonably request.

7.3   BOOKS; INSPECTION RIGHTS

      The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in all material respects of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by any Significant Holder, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (and the Company shall be provided the opportunity to participate in any such discussions with such independent accountants), all at such reasonable times and as often as reasonably requested.

7.4   MERGER AND CONSOLIDATION

            (a) The Company will not consolidate or consummate a share exchange with, or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless, on or prior to the consummation of such transaction, all the shares of Series A Preferred Stock are redeemed in accordance with the Charter, or unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (ii) (x) the Successor Company (if not the Company) shall expressly assume, by an amendment to this Agreement in form and substance satisfactory to the Requisite Holders, all the obligations of the Company hereunder and (y) the Series A Preferred Stock shall be converted or exchanged for and shall become shares of such Successor Company, having in respect of such Successor Company the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereto, that the Series A Preferred Stock had immediately prior to such transaction;

                  (iii) immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no default or event of default shall have occurred and be continuing under the Credit Agreement or the New Notes Indenture and no Event of Non-Compliance shall have occurred and be continuing;

                  (iv) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness under Section 4.03(a) of the New Notes Indenture as in effect on the date hereof; and

                  (v) the Company shall have delivered to the holders of the Series A Preferred Stock an Officers' Certificate stating that such consolidation, share exchange, merger, transfer or lease comply with this
      Section 7.4.

            (b) The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company to the extent set forth in this Agreement, but in the case of a lease of all or substantially all its assets, the Company shall not be released from its obligations with respect to the Series A Preferred Stock. Notwithstanding clauses (iii) and (iv) above, (A) any Subsidiary of the Company may consolidate or consummate a share exchange with, merge into or transfer all or part of its properties and assets to the Company and (B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

7.5   PAYMENTS FOR CONSENTS.

      If the Company agrees to make any payment to any Purchaser in exchange for the granting of any waiver or consent under, or the entering into of any amendment to, the Charter or this Agreement or the Warrant Agreement, the Company shall offer to all Purchasers to make payments, ratably based on the number of Preferred Shares or Warrants, as applicable, held, to all Purchasers who agree so such waiver, consent or amendment.

7.6   AMENDMENT OF CHARTER.

      The Company shall not amend Section 3.3(b)(vii)(B)(4) of the Charter without the affirmative written consent or approval of holders of record of the Series A Preferred

Stock holding not less than 90% of the then outstanding shares of Series A Preferred Stock.

                                  ARTICLE VIII

                                  MISCELLANEOUS


8.1   EXPENSES, ETC.

            (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by SIF, including the reasonable fees, charges and disbursements of counsel for SIF, in connection with the preparation of the Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) any stamp or similar taxes which may be determined to be payable in connection with the execution, delivery or performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents and any issue taxes in respect of the issuance of any Purchased Securities to the Purchasers and (iii) all out-of-pocket expenses incurred by the Purchasers including the fees, charges and disbursements of any counsel for the Purchasers, in connection with the enforcement or protection of its rights in connection with the Documents, including its rights under this Section, or in connection with the Purchased Securities, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Securities.

            (b) The Company shall indemnify the Purchasers and each of their respective Affiliates (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnitee is a party thereto), including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the Company's execution, delivery or performance of any Document or the consummation of the transactions contemplated hereby, or
(ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates) or to the extent such damages constitute special, indirect or consequential damages (as opposed to direct or actual damages); and provided further that, for the purposes of the foregoing proviso, the Company and its Subsidiaries shall be deemed not to be Affiliates of any Purchaser.

            (c) To the extent permitted by applicable law, the Company shall not assert, and it hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Document, the transactions contemplated hereby or the use of the proceeds of the Purchased Securities

            (d) All amounts due under this Section shall be payable promptly after written demand therefor.

8.2   FURTHER ASSURANCES.

      The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers to carry out the provisions and purposes of the Agreement and the other Documents.

8.3   SPECIFIC PERFORMANCE; REMEDIES.

      Damages in the event of breach of this Agreement or any other Document by the Company would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Purchasers, in addition to and without limiting any other remedy or right it may have (other than the limitations on remedies specified in Section 3.3(b)(viii) of the Charter), will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and thereof, and the Company hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. Subject to the limitations set forth in Section 3.3(b)(viii) of the Charter, the existence of this right to specific performance will not preclude the Purchasers from pursuing any other rights and remedies at law or in equity which the Purchasers may have.

8.4   SUCCESSORS AND ASSIGNS.

      This Agreement shall bind and inure to the benefit of the Company and the Purchasers and their respective successors, permitted assigns, heirs and personal representatives. Upon the transfer of any Purchased Securities in accordance with the terms of this Agreement, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Purchased Securities in the same manner as the transferring Purchaser.

8.5   ENTIRE AGREEMENT.

      This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

8.6   NOTICES.

            (a) All notices, claims, requests, demands or other communications which are required or otherwise delivered hereunder shall be deemed to be sufficient and duly given if contained in a written instrument (i) personally delivered or sent by telecopier, (ii) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (iii) sent by first class, registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               (i) if to the Company, to:

                  Pliant Corporation
                  1515 Woodfield Road, Suite 600
                  Schaumburg, Illinois 60173
                  Attention: Jack E. Knott
                  Telephone No.: (847) 969-3330
                  Telecopier No.: (847) 969-3338

                  with copies to:

                  Southwest Industrial Films, LLC
                  c/o J.P. Morgan Partners, LLC
                  1221 Avenue of the Americas, 40th Floor
                  New York, New York  10020-1080
                  Attention: Timothy J. Walsh
                  Telephone No.: (212) 899-3400
                  Telecopier No.: (212) 899-3401

                  and to:

                  Stoel Rives LLP
                  One Utah Center
                  201 S. Main Street, Suite 1100
                  Salt Lake City, Utah 84111-4904
                  Attention: Ronald G. Moffitt
                  Telephone No.: (818) 578-6966
                  Telecopier No.: (801) 578-6999

                  (ii) if to any Initial Purchaser, to such Initial Purchaser's address as set forth on Schedule I hereto; and

                  (iii) if to any Additional Purchaser, to such Additional Purchaser's address as set forth on Schedule II hereto.

            (b) Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a Business Day (otherwise on the next Business Day), (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission if received on a Business Day (otherwise on the next Business Day). Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

8.7   AMENDMENTS, MODIFICATIONS AND WAIVERS.

            (a) The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the Requisite Holders; provided however that any such amendment, modification or waiver that would adversely affect the rights hereunder of any Purchaser, in its capacity as a Purchaser, without similarly affecting the rights hereunder of all Purchasers, in their capacities as Purchasers, shall not be effective as to such Purchaser without its prior written consent. Notwithstanding anything to the contrary contained herein, Schedule II attached hereto may be amended to add Additional Purchasers in accordance with the terms hereof without the consent of the Requisite Holders.

            (b) In the event of any amendment, modification or waiver of any provision of the Original Purchase Agreement made in accordance with the terms and conditions thereof, a corresponding amendment, modification or waiver shall automatically be made to this Agreement without further action of the Company or the Requisite Holders.

            (c) No waiver by any party shall operate or be construed as a waiver of any subsequent breach by any other party.

8.8   GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE EXTENT THAT THE NEW YORK CONFLICTS OF LAWS PRINCIPLES WOULD APPLY THE APPLICABLE LAWS OF THE STATE OF THE COMPANY'S ORGANIZATION TO INTERNAL MATTERS RELATING TO ENTITIES SUCH AS THE COMPANY ORGANIZED THEREUNDER).

8.9   NO THIRD PARTY RELIANCE.

      Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Purchasers to enter into this Agreement and the other Documents (and the Company acknowledges that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers and their respective successors and assigns. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Purchasers, and each of them and their respective successors and assigns, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

8.10  SUBMISSION TO JURISDICTION.

      Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

8.11  SEVERABILITY.

      It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.12  INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND
      WARRANTIES.

      All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

8.13  SURVIVAL OF REPRESENTATION, WARRANTIES, ETC.

      The representations, warranties, covenants and agreements contained in this Agreement or any other instrument delivered pursuant to this Agreement shall survive the Closing hereunder.


8.14  COUNTERPARTS; FACSIMILE SIGNATURES.

      This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

                                     * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.



                                    PLIANT CORPORATION


                                    By:  /s/ Richard P. Durham
                                       -----------------------------------
                                       Name:  Richard P. Durham
                                       Title: Chief Executive Officer


                                    PURCHASERS

                                    SOUTHWEST INDUSTRIAL
                                    FILMS, LLC

                                    By: J.P. Morgan Partners (BHCA),
                                        L.P., its Member


                                    By: JPMP Master Fund Manager, L.P.,
                                        its General Partner


                                    By: JPMP Capital Corp.,
                                        its General Partner


                                    By:  /s/ John M.B. O'Connor
                                       -----------------------------------
                                       Name: John M.B. O'Connor
                                       Title: Executive Partner



                                    NEW YORK LIFE CAPITAL
                                    PARTNERS, L.P.


                                    By: NYLCAP Manager LLC,
                                        its Investment Manager

                                    By:  /s/ Steven Benevento
                                       -----------------------------------
                                       Name:  Steven Benevento
                                       Title: Vice President

                                    THE NORTHWESTERN MUTUAL
                                    LIFE INSURANCE COMPANY


                                    By: /s/ David A. Barras
                                        -----------------------------------
                                        Name: David A. Barras
                                        Title: Its Authorized Representative



                                    FIRST UNION CAPITAL PARTNERS 2001, LLC


                                    By: /s/ Robert G. Calton, Jr.
                                        -----------------------------------
                                        Name: Robert G. Calton, Jr.
                                        Title: Partner



                                    PERRY ACQUISITION PARTNERS-3, L.P.

                                    By: Perry Investors-3, LLC, its General
                                        Partner

                                    By: Perry Capital, LLC, its Managing Member

                                    By: Perry Corp., its Managing Member


                                    By: /s/ William J. Vernon
                                        -----------------------------------
                                        Name:  William J. Vernon
                                        Title: Managing Director and Chief
                                               Financial Officer

                                                                      SCHEDULE I

-----------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF            AGGREGATE          NUMBER OF             AGGREGATE
              NAME AND ADDRESS               PREFERRED SHARES     PURCHASE PRICE      WARRANT SHARES        PURCHASE PRICE
                                                                      FOR THE                              FOR THE WARRANT
                                                                 PREFERRED SHARES                               SHARES
-----------------------------------------------------------------------------------------------------------------------------
Southwest Industrial Films, LLC                   22,000           $13,180,096.60          22,330            $8,819,903.40

c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas, 40th Floor
New York, New York  10020-1080
Attention: Richard D. Waters
Telephone No.:  (212) 899-3400
Telecopier No.:  (212) 899-3401


with a copy to:

O'Sullivan LLP
30 Rockefeller Plaza, 24th Floor
New York, New York  10112
Attention:  Frederick M. Bachman
Telephone No.:  (212) 408-2400
Telecopier No.:  (212) 728-5950
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF            AGGREGATE          NUMBER OF             AGGREGATE
              NAME AND ADDRESS               PREFERRED SHARES     PURCHASE PRICE      WARRANT SHARES        PURCHASE PRICE
                                                                      FOR THE                              FOR THE WARRANT
                                                                 PREFERRED SHARES                               SHARES
-----------------------------------------------------------------------------------------------------------------------------
New York Life Capital Partners, L.P.
51 Madison Avenue                                 1,000               $599,095.30           1,015              $400,904.70
Suite 3009
New York, New York 10010
Attention:  Steve Benevento
Telephone No.: (212) 576-7699
Telecopier No.: (212) 576-5591

With a copy to:

Akin, Gump, Strauss, Hauer & Feld, LLP
590 Madison  Avenue
22nd Floor
New York, New York 10022
Attention:  Edward D. Sopher, Esq.
Telephone No.: (212) 872-1026
Telecopier No.: (212) 872-1002

and to:

Office of the General Counsel
New York Life Insurance Company
51 Madison Avenue
Suite 1104
New York, New York  10010
Telephone No.: (212) 576-7000
Telecopier No.: (212) 576-8340
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF            AGGREGATE          NUMBER OF             AGGREGATE
              NAME AND ADDRESS               PREFERRED SHARES     PURCHASE PRICE      WARRANT SHARES        PURCHASE PRICE
                                                                      FOR THE                              FOR THE WARRANT
                                                                 PREFERRED SHARES                               SHARES
-----------------------------------------------------------------------------------------------------------------------------
The Northwestern Mutual Life
Insurance Company                                  1,500              $898,445.46          1,523               $601,554.54
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention: Dave Barras
Telephone No.: (414) 299-1618
Telecopier No.: (414) 299-7124

With a copy to:

Akin, Gump, Strauss, Hauer & Feld, LLP
590 Madison  Avenue
22nd Floor
New York, New York 10022
Attention:  Edward D. Sopher, Esq.
Telephone No.: (212) 872-1026
Telecopier No.: (212) 872-1002
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF            AGGREGATE          NUMBER OF             AGGREGATE
              NAME AND ADDRESS               PREFERRED SHARES     PURCHASE PRICE      WARRANT SHARES        PURCHASE PRICE
                                                                      FOR THE                              FOR THE WARRANT
                                                                 PREFERRED SHARES                               SHARES
-----------------------------------------------------------------------------------------------------------------------------
First Union Capital Partners 2001, LLC
301 South College Street                            500              $299,350.16             508              $200,649.84
One First Union Center, 5th Floor
Charlotte, North Carolina 28288-0732
Attention:  Robert G. Calton III
Telephone No.:  (704) 715-1481
Telecopier No.:  (704) 374-6711

With a copy to:

Kennedy Covington Lobdell & Hickman, L.L.P.
Bank of America Corporate Center, Suite 4200
100 North Tryon Street
Charlotte, North Carolina 28202-4006
Attention: J. Norfleet Pruden, III
Telephone No.: (704) 331-7442
Telecopier No.: (704) 331-7598
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF            AGGREGATE          NUMBER OF             AGGREGATE
              NAME AND ADDRESS               PREFERRED SHARES     PURCHASE PRICE      WARRANT SHARES        PURCHASE PRICE
                                                                      FOR THE                              FOR THE WARRANT
                                                                 PREFERRED SHARES                               SHARES
-----------------------------------------------------------------------------------------------------------------------------
Perry Acquisition Partners-3, L.P.                4,000            $ 2,396,381.20           4,060           $ 1,603,618.80
599 Lexington Avenue, 36th Floor
New York, New York 10002
Attention: Peter Schweinfurth
Telephone No.: (212) 583-4000
Telecopier No.: (212) 583-4140

With a copy to:

Roberts Sheridan & Kotel,
The New York Practice of Dickstein
Shapiro's Corporate & Finance Group
1177 Avenue of the Americas
New York, New York 10036
Attention: Kevin Sheridan
Telephone No.: (212) 835-1400
Facsimile No.: (212) 997-9880

-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                             29,000           $17,373,368.72          29,436           $11,626,631.28
-----------------------------------------------------------------------------------------------------------------------------

                                                                     SCHEDULE II

------------------------------------------------------------------------------------------------------------------------------------
                                             NUMBER OF           AGGREGATE PURCHASE      NUMBER OF WARRANT      AGGREGATE PURCHASE
              NAME AND ADDRESS            PREFERRED SHARES    PRICE FOR THE PREFERRED         SHARES          PRICE FOR THE WARRANT
                                                                      SHARES                                          SHARES
------------------------------------------------------------------------------------------------------------------------------------
Richard P. Durham
Pliant Corporation                             1,231                  $737,669.98               1,249               $493,330.02
2755 E. Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121
Telephone No.: (801) 993-8221
Telecopier No.: (801) 993-8210

With a copy to:

Winston and Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attention: John MacCarthy
Telephone No.: (312) 558-5600
Telecopier No.: (312) 558-5700

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             NUMBER OF           AGGREGATE PURCHASE      NUMBER OF WARRANT      AGGREGATE PURCHASE
              NAME AND ADDRESS            PREFERRED SHARES    PRICE FOR THE PREFERRED         SHARES          PRICE FOR THE WARRANT
                                                                      SHARES                                          SHARES
------------------------------------------------------------------------------------------------------------------------------------
Jack E. Knott
Pliant Corporation                              51                     $30,461.04                52                  $20,538.96
1515 Woodfield Road, Suite 600
Schaumburg, Illinois 60173
Telephone No.: (847) 969-3330
Telecopier No.: (847) 993-8221

With a copy to:

Winston and Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attention: John MacCarthy
Telephone No.: (312) 558-5600
Telecopier No.: (312) 558-5700
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------------------------------------------

                               SCHEDULE 3.3(a)(i)

                                 CAPITALIZATION

                                                    NUMBER OF SHARES
               NAME OF HOLDER                           COMMON STOCK
               --------------                           ------------
      Southwest Industrial Films, LLC                     317,306
      New York Life Capital Partners, L.P.                 12,419
      The Northwestern Mutual Life Insurance                6,210
         Company
      First Union Capital Partners, LLC                     6,210
      Durham Capital, Ltd.                                 28,289
      Sorensen Capital, LLC                                 7,423
      Ronald G. Moffitt IRA                                 1,700
      Moffitt Capital, LLC                                  1,132
      Richard P. Durham                                    14,500
      Jack E. Knott                                         7,750
      Ronald G. Moffitt                                       625
      The Christena Karen H. Durham Trust                 158,917
      Douglas W. Bengtson                                     200
      Stanley B. Bikulege                                     150
      Dale A. Brockman                                         30
      Daren G. Cottle                                          90
      William A. DeVilling                                     50
      Greg E. Gard                                            120
      Glenn R. Harsh                                           70
      David L. King                                           200
      Robert J. Maltarich                                      80
      Kyle E. Rossler                                          50
      Elise Scroggs                                            80
      Kenneth J. Swanson                                       30
      James B. Underwood                                      170
      Coleman R. Wooldridge                                   100
      Paul R. Frantz                                           20
      TOTAL                                               563,921

                               SCHEDULE 3.3(a)(ii)

                       HOLDERS OF SERIES A PREFERRED STOCK

                                                  NUMBER OF SHARES OF SERIES A
               NAME OF HOLDER                            PREFERRED STOCK
               --------------                            ---------------
      Flexible Films LLC                                     52,000
      New York Life Capital Partners                         24,000
      The Northwestern Mutual Life Insurance Co.             12,000
      First Union Capital Partners, LLC                      12,000
      TOTAL                                                 100,000

                                  SCHEDULE 3.24

                               ABSENCE OF CHANGES

      1. Board Vacancy. Pursuant to the Stockholders' Agreement, the Board consists of seven members, four of whom are to be designated by the Requisite Investor Holders (as defined in the Stockholders' Agreement), two of whom are to be designated by the Requisite Trust Holders (as defined in the Stockholders' Agreement), and one of whom is to be designated by the Board. On February 16, 2001, Scott K. Sorensen, a Requisite Trust Holders designee to the Board, resigned as a director. Because the Requisite Trust Holders have not appointed a new designee, the Board has one vacancy.

      2. Senior Management. In connection with the Company's decision to relocate its principal executive offices from Salt Lake City, Utah to Schaumburg, Illinois, Scott K. Sorensen, Executive Vice President, Chief Financial Officer and Treasurer of the Company, and Ronald G. Moffitt, Executive Vice President, General Counsel and Secretary of the Company, each resigned from the Company effective as of February 28, 2001. Following Mr. Sorensen's and Mr. Moffitt's resignations, the Board of Directors appointed Brian E. Johnson as Senior Vice President and Chief Financial Officer, Larry E. Shepler as Secretary, and Kurt D. Ogden as Vice President and Treasurer.